UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                  July 29, 2002
                                  -------------
                Date of Report (Date of earliest reported event)


                                FUELNATION, INC.
                                ----------------
             (Exact name of registrant as specified in its charter)


                                     Florida
                                     -------
                  (State or other jurisdiction of incorporation)


                                     1-12350
                                     -------
                            (Commission File Number)


                                   65-0827283
                                   ----------
                        (IRS Employer Identification No.)


              4121 SW 47th Avenue, Suite 1301, Davie, Florida 33314
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (954) 587-3775
                                 --------------
               Registrant's telephone number, including area code


                                (Not Applicable)
                                ----------------
          (Former name or former address, if changed since last report)


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                       INFORMATION INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS

On July 29, 2002, FuelNation entered into a letter agreement with Shaikh Isa Mohammed Isa Alkhalifa, a director of the Company, to provide a cost of issuance and shortfall letter of credit for the Company's proposed $330 million taxable municipal bond issue in amounts equal to approximately 3.5% (three and one half percent) of the bond amount for a total of approximately $10,500,000 in three installments of approximately $3,500,000.

FuelNation will issue a taxable Municipal Bond Issue in the amount of $330,000,000 USD in three series, A,B,C of approximately $110,000,000 each, for the purpose of developing a public purpose travel and transportation center in Davie, Florida and the acquisition and consolidation of five (5) petroleum marketers/petroleum transporters and centralize the acquisitions with automation and tracking of petroleum from the state of Ohio. FuelNation will use a Public Agency, as defined in Chapter 163, Florida Statutes for the bond issuance with an interlocal agreement between a public agency in Ohio and Florida.

The Agreement is attached as Exhibit 10.14 to this report.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

10.14 Financing Agreement with Shaikh Isa Mohammed Isa Alkhalifa dated July 29, 2002 with respect to $330 million bond financing letter of credit.


                                   Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, our Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       FuelNation, Inc.

Dated: July 31, 2002                   /s/ CHRISTOPHER R. SALMONSON
                                       -----------------------------------------
                                       Christopher R. Salmonson, President


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